PART II AND III

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Social Detention Inc. $9,000,000 Common Stock Offering Circular
(conforms to Regulation A+ Tier 1 rules)

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Offered directly by the issuer:
Social Detention Inc. $3,000,000 Common Stock Offering

	Price to public	Underwriting discount and commissions	Proceeds to Issuer	Proceeds to other persons
Per share:	$0.30	0%	$0.30	N/A
Total Minimum:	$300.00	0%	$300.00	N/A
Total Maximum:	$9,000,000	0%	$9,000,000	N/A

Social Detention Inc.
3000 F Danville Blvd. Suite 145
Alamo, California 94507
925-575-4433
www.sodetention.com

3990	46-4816984
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Read and consider “Risk Factors” (beginning on page 7) before buying shares of common stock.

Subject to Completion: [Date of sale to the public: July 30, 2018]

[Maximum offering of 30,000,000 shares.]

This is a public offering of shares of common stock of Social Detention, Inc.

Our common stock currently trades on the OTC Pink market under the symbol “SODE” and the closing price of our common stock on May 31, 2018 was $0.135. Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated May 31, 2018

TABLE OF CONTENTS

PART II
Risk Factors Description of the Business	4
Management’s Discussion and Analysis of Financial Condition and Results of Operations	5
The Offering	6
Risk Factors	7
Risk Related to our Company and Business	8
Risk Relating to the Company’s Securities	9
Use of Offering Proceeds	11
Directors, Executive Officers and Significant Employees	12
Compensation of Directors and Executive Officers	12
Security Ownership of Management and Certain Holders of Securities	12
Interest of Management and Others in Certain Transactions	12

Unaudited Financial Statements	13
Balance Sheet for the Quarter ended 31 March 2018	14
Statement of Operations for the Quarter ended 31 March 2018	16
Statement of Stockholders’ Equity for the Quarter ended 31 March 2018	17
Statement of Cash Flows for the Quarter ended 31 March 2018	18
Balance Sheet for the Year ended 31 December 2017	34
Statement of Operations for the Year ended 31 December 2017	36
Statement of Stockholders’ Equity for the Year ended 31 December 2017	37
Statement of Cash Flows for the Year ended 31 December 2017	38
Balance Sheet for the Year ended 31 December 2016	46
Statement of Operations for the Year ended 31 December 2016	48
Statement of Stockholders’ Equity for the Year ended 31 December 2016	49
Statement of Cash Flows for the Year ended 31 December 2016	50

PART III: EXHIBITS	51
Articles of Incorporation for Social Detention, Inc.	52
Bylaws of Social Detention, Inc.	56
Signature	64

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular.
You must not rely on any unauthorized information or representations.
This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Social Detention, Inc.

DESCRIPTION OF THE BUSINESS

Social Detention is in the business of building infrastructure for governmental bodies. With its 23 November 2016 acquisition of RL Consulting, it continues its history of successful contract awards, and has launched a program whereby it intends to grow through acquisition in 2018 and beyond. The president, Mr Robert P. Legg II has been able to build these companies in the past a from startup to companies that generate over $15M in annual revenues. He intends to build a network of small providers into a large network that will both be able to provide synergistic support to the other parties, by means of production capabilities, financing and other relationships, to the bigger benefit of shared contracts. The company’s goal in the next year is to acquire 3-5 smaller entities that are currently generating between $1-5M in annual revenue, and to secure over $15M in contracts for each in the coming 12 months.

Organization and History

Social Detention, Inc. (the "Company” or “Social Detention”) was incorporated in the State of Colorado on May 20, 2015. On May 31, 2015 Chenghui Realty Holding Company, Colorado. merged with Chenghui Realty Holding Company of Nevada, with the Colorado entity being the surviving entity. The surviving entity was then renamed Social Detention, Inc.

On September 26, 2016, Social Detention, Inc., a Delaware corporation, acquired an ownership interest in Social Detention, Inc., a Colorado Corporation and its assets which in turn had acquired total interest in RL Consulting, a closely held company. Social Detention, Inc., of Colorado was the surviving entity.

The Company is a Colorado corporation organized for the purpose of engaging in any lawful business. The Company’s acquisition of RL Consulting gives it a basis of operations in the security infrastructure and any other related business activities as of the date of these financial statements. The Company currently trades on the Pink Sheet under the symbol “SODE”. The Company's fiscal period end is December 31.

Operational Methodology

The Company’s clients are exclusively governmental agencies that are building infrastructure with tax revenues, with an emphasis on criminal detention centers. The Company procures such contracts by winning a bidding process, overseen by government bodies, against competing construction companies.

Firstly, a governmental agency – be it federal, state or municipal – identifies a project and funding source(s) for its construction. The agency then publicly issues a Request for Proposal, or “RFP,” soliciting companies to construct the contemplated project. Company, as a general contractor, then effects due diligence on each project it is interested in bidding upon. The due diligence process includes review of the agency’s construction plans and specifications, and operational and financing requirements, then research into the bonding and sub-contractors that would allow Company to build the project successfully and profitably. Typically, the Company will also have the opportunity to personally inspect the prospective construction site, which also permits for cursory review of at least some of competing bidders.

The window for responses to an RFP vary among governmental bodies, from weeks to months. Once bids are submitted, the body’s determination of the bidder with the optimal combination of low bid and qualifications for the job, generally takes two to four weeks. Upon that determination, the winning bidder then has between two to four weeks to provide all the operational requirements for the job, including, but not limited to, worker compensation insurance and construction bonding.

MANAGEMENT DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial statements are consolidated to include the Company and its wholly owned subsidiaries; all significant inter- company balances and transactions are eliminated.

The company has not filed bankruptcy, receivership or has been a party in any similar proceeding. The company has no actual or threatened material legal proceedings against it. The company has had no recent material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

THE OFFERING

Common Stock we are offering	Up to a Maximum (30,000,000) Class A shares at a price of $0.30 for a sum total of $9,000,000.

Common Stock outstanding before this Offering	Class A: 183,753,333 common shares

Use of proceeds

The funds raised per this offering will be utilized in working capital, expanded marketing here in the Unites States as well as developing primary and secondary hemp products. See “Use of Proceeds” for more details.

Risk Factors

See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Class A common stock.

The company is hereby offering for sale to the public, 30,000,000 shares of its Class A common stock at a price of $0.30 (thirty US cents) per share, with a one (1) share minimum and no maximum number of shares, per buyer, up to the remaining amount available for sale without exceeding $20,000,000.

The stock being offered for sale herein has:

1.	no dividend rights
2.	no liquidation rights
3.	no preemptive rights
4.	no conversion rights
5.	no redemption provisions
6.	no sinking fund provisions
7.	no liability to further calls or to assessment by the issuer
8.	no restrictions on alienability of the securities being offered
9.	no provision discriminating against any existing or prospective holder of such securities as a result of such security-holder owning a substantial amount of securities
10.

n o right(s) of holders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class, and the class has a very small minority voting interest as described above.

RISK FACTORS

General Investing

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

RISK RELATED TO OUR COMPANY AND BUSINESS

•	The Company, being a Developmental Stage Company, has not generated any meaningful revenues to date since our inception February 10, 2014.
•	We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.
•	Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.
•	We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.
•	Because our current President has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.
•	Our current President and Chief Executive Officer, Robert P. Legg II, beneficially owns approximately, or has the right to vote on, 53% of our outstanding Class A common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors;
•	Amendment of our Certificate of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger,
•	takeover or other business combination involving us.

•	Competition in increasing market share.
•	Differences in bidding process among different institutional clients, both elected and appointed, at multiple governmental levels.
•	Varying degrees of stability of governmental clients, in client relationships, managing blind bid process, obtaining business, and constructing projects.
•	Risk inherent in erecting building structures.
•	Governmental and market effects on capital.
•	Interaction of operational cash flow and ability to obtain bonds on multiple construction projects.

RISK RELATING TO THE COMPANY’S SECURITIES

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Bulletin Board. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Class A common stock, of which 183,753,333 shares are issued and outstanding, each as of May 31, 2018. The future issuance of our Class A common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Social Detention, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, Robert P. Legg II does not have substantial prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Legg does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

Based on the expected offering price, the shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

USE OF OFFERING PROCEEDS

Net funds raised will be used to execute the company’s business plan.

The proposed application of the funds is:

•	Maintaining cash on hand in order to obtain bonding for simultaneous projects, projected to be at the standard industry multiplier of ten.
•	General expenses including sales, administration and operating capital
•	Deferred compensation
•	Expansion via acquisition

The president of company, Robert P. Legg II, along with entities he owns or has majority interest in, have provided capital loans to the business over the past several years. These loans will be partially or fully repaid upon receipt of funds from this offering. Additionally, Mr. Legg has worked full-time for the past several years with no compensation. In recognition of these contributions, he will receive a salary and bonus, paid by the company in part or full, upon receipt of funds from this offering.

If the company does not sell all of the shares and therefore does not raise the full amount intended, the company will revise its use of proceeds accordingly. Management will always use its best judgment in the allocation of funds even if less than the full offering amount is received by the company.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

THE COMPANY RESERVES THE RIGHT TO CHANGE THE USE OF PROCEEDS WITHOUT NOTICE.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Robert P. Legg II, 49, became President and CEO of the Company in July 2016. Prior to that, he successfully founded and grew two Bay Area construction, contracting and general engineering companies, Legg, Inc. from 1997 to 2013, and ELLA from 2013 to 2016. Mr. Legg is a 1992 graduate of California State University-Chico with a B.S. in Construction Management.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Mr. Legg is the Company’s sole principal, serving as both President and sole Director. To date, he has not received a salary from this Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Robert P. Legg II, the company’s president, whose mailing address is 3000 F Danville Blvd. Suite 145 Alamo, California 94507, is the only beneficial owner of more than 10% of any class of the company’s stock. Robert Legg owns approximately 53% of the currently outstanding Class A common stock of the company. There is no other class of stock currently outstanding.

The company’s Class A common stock currently outstanding has 1 vote per share.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As at December 31, 2017 the Company owes $12,000 to Robert P. Legg II on a zero interest note.

UNAUDITED
FINANCIAL
STATEMENTS

SOCIAL DETENTION, INC.

PERIOD END REPORT
FOR THE PERIOD ENDED
MARCH 31, 2018

FINANCIAL STATEMENTS

Social Detention, Inc.
(SOCIAL DETENTION)
3000 F Danville Blvd, Suite 145
Alamo, CA 94507

SOCIAL DETENTION UNAUDITED BALANCE
SHEET & FINANCIAL STATEMENTS

Issuer’s most recent Pro Forma Balance Sheet & Financial Statements for the
period ended March 31, 2018

2

Social Detention , Inc.
Pro Forma Balance Sheets
(Unaudited subject to change)

March 31,
2018

Current assets
Cash in bank	$168,953
Accounts receivable	10,000
Total Current assets	178,953

Other assets
Long term investment	28,300
Total other assets	28,300

Total Assets	$207,253

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$-
Advances payable	-
Note payable - related party	12,000
Notes payable	28,300
Total current liabilities	40,300

Stockholders' Deficit
Preferred stock, 25,000,000 shares authorized with $0.001 par value. No Preferred shares issued or outstanding	-
Common stock, 300,000,000 shares with $0.001 par value. 167,200,000 issued outstanding at each period respectively	183,753

Additional paid in capital	220,847
Consolidation accounting	(369,647)
Accumulated deficit	132,000
-
Total Stockholders' Deficit	166,953

Total Liabilities and Stockholders' Deficit	$207,253

The accompanying notes are an integral part of these financial statements

Social Detention , Inc.
Pro Forma Statements of Operations
(Unaudited subject to change)

Period Ended
March 31,
2018

REVENUE
Income	$412,680
Cost of revenues
GROSS PROFIT	412,680

Operating Expenses:
Advertising	400
Automobile	4,500
Contracted Services	103,000
Depreciation Expense	2,200
Goodwill impairment	5,900
Insurance Expense	6,300
Materials	146,580
Office Supplies	1,400
Rental Equipment	6,000
Total Interest Fees	1,400
Travel	3,000
Subcontractors	-
General and administrative	-
Total operating expenses	280,680

Income (loss) from operations	$132,000

Other income (expense)
Interest expense	-
Other income (expense) net	-

Net income (loss)	$132,000

Net income (loss) per share (Basic and fully diluted)	$0.0007

Weighted average number of common shares outstanding	183,753,333

The accompanying notes are an integral part of these financial statements

Social Detention , Inc.
Pro Forma Condensed Statement of Cash Flows
(Unaudited subject to change)

For Year ended
March 31,
2018

Cash Flows From Operating Activities
Net Income ( Loss)	$132,000

Amortization and Impairment
Depreciation
Activities	$132,000

Accounts Payable	(7,875)
Accounts Receivable	99,000
Accruded Interest	-
Other Accrued Expenses	-
Changes in Operating Assets and Liabilities	$91,125

Net Cash Used by Operating Activities	$223,125

Paid in Capital	-
Consolidated Accounting	(97,125)
Exstingishment of Debt/Conversion of Notes Payable	-
Shares Issued for Cash	-
Cash Flows from Financing Activities	(97,125)

Net Increase /( Decrease) in Cash	126,000
Cash Beginning of Period	42,953
Cash, End of Period	$168,953

The accompanying notes are an integral part of these condensed financial statements

Social Detention , Inc.
Condensed Consolidated Statement of Changes in Stockholders ' Deficit
(Unaudited subject to change)

	Common Stock Shares	Amount ($0.001 Par)	Paid in Capital	Consolidation Accounting	Accumulated Equity (Deficit)	Stockholders' Equity (Deficit)

Balances - December 31, 2016	183,753,333	$183,753	$(16,553)	$(272,522)	$237,400	$132,078
	0	$-

			$237,400	$(97,125)	$(105,400)	$34,875

Balances - March 31, 2018	183,753,333	$183,753	$220,847	$(369,647)	$132,000	$166,953

The accompanying notes are an integrgal part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

March 31, 2018

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Organization and History

Social Detention, Inc. (the "Company” or “Social Detention”) was incorporated in the State of Colorado on May 20, 2015.

On May 31, 2015 Chenghui Realty Holding Company, Colorado. merged with Chenghui Realty Holding Company of Nevada, with the Colorado entity being the surviving entity. The surviving entity was then renamed Social Detention, Inc..

On September 26, 2016, Social Detention, Inc., a Delaware corporation, acquired an ownership interest in Social Detention, Inc., a Colorado Corporation and its assets which in turn had acquired total interest in RL Consulting, a company that was closely held. Social Detention, Inc., of Colorado will be the surviving entity.

The Company is a Colorado corporation organized for the purpose of engaging in any lawful business. The Company’s acquisition of RL Consulting gives it a basis of operations in the security infrastructure and any other related business activities as of the date of these financial statements. It currently trades on the Pink Sheet under the symbol “SODE”. The Company's fiscal period end is March 31st.

The financial statements include the Company and its wholly owned subsidiaries; all significant inter- company balances and transactions are eliminated.

Mergers And Acquisitions

On November 23, 2016, the company acquired RL Consulting..

Management, Operations and Risk

Social Detention is in the business of building infrastructure. With its acquisition of RL Consulting, it has a long history of successful contract awards, and has launched a program whereby it intends to grow through acquisition in the coming fiscal year. The president, Mr Robert Legg has been able to build these companies in the past a from startup to companies that generate over $15M in annual revenues. He intends to build a network of small providers into a large network that will both be able to provide synergistic support to the other parties, by means of production capabilities, financing and other relationships. To the bigger benefit of shared contracts. The goal in the next year is to acquire 3-5 smaller entities that are generating between $1-5M in revenue an year today, and to be able to secure over $15M in contracts for each in the coming 12 months.

Authorized Common Stock

As of March 31, 2018, Social Detention had an authorized common stock capital of 200,000,000 shares with a par value of $.001. Authorized preferred stands at 25,000,000 shares with a par value of $.001. These numbers remain unchanged as of the date of this filing and the Company has no current plans for any increase thereof.

Issued and Outstanding Common Stock

As of March 31, 2018, Social Detention had a total of 183,753,333 Common Shares outstanding.

On November 24, 2016, the Company issued 100,000,000 Common Shares in exchange for $10,000 accrued debts owed to Robert Legg and controlling interest in RL Consulting.

The Company has not entered into any agreement to promote its stock nor has it authorized any third party to conduct any type of promotion on its behalf.

Authorized and Issued and Outstanding Preferred Stock

As of March 31, 2018, Social Detention had authorized 1,000,000 Class A Preferred Shares of which 1,000,000 are outstanding.

As of March 31, 2018, Social Detention had authorized 11,000,000 Class B Preferred Shares of which 10,990,000 are outstanding.

Transfer Agent

During the quarter ended March 31, 2018, the Company’s transfer agent, Pacific Stock Transfer, and the Company have reconciled the transfer agent records with the records of the Company and those of the State of Colorado.

Additional Organizational Items

None

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Cash and cash equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties and all highly liquid investments with an original maturity of three months or less as cash equivalents.

Revenue recognition

The Company has realized minimal revenues from operations. The Company recognizes revenues when the sale and/or distribution of products is complete, risk of loss and title to the products have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by the customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. The incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common share during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

The Company maintains a valuation allowance with respect to deferred tax asset. Social Detention establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change estimate.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of FASB Accounting Standards Codification for its long-lived assets. The Company’s long –lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

The company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the assets expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review; (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner of use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and D7losure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of Financial Instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Long Lived Assets

In accordance with ASC 350 the Company regularly reviews the carrying value of intangible and other long lived assets for the existence of facts or circumstances both internally and externally that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long lived asset exceeds its fair value.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Recent pronouncements

Management has evaluated accounting standards and interpretations issued but not yet effective as of March 31, 2016, and does not expect such pronouncements to have a material impact on the Company’s financial position, operations, or cash flows.

NOTE 3 – STOCKHOLDER’S DEFICIT

The total number of common shares authorized that may be issued by the Company is 300,000,000 shares with a par value of $0.001 per share. The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share. As at March 31, 2018 there are Two million preferred shares had been issued.

As at March 31, 2018 the total number of common shares outstanding was 167,200,000. The Company has an ongoing program of private placements to raise funds to support the operations.

NOTE 4 – GOING CONCERN

Even though these financial statements are not audited it is management’s opinion that an auditor would express a “going concern” statement. The Company has an accumulated deficit of $196,952 and is solely reliant on raising money for operations by seeking loans and selling its common stock. Based on this there can be no assurances that the Company will be successful in these fund-raising activities.

NOTE 5 – RELATED PARTY NOTE

As at March 31, 2018 the Company owes $12,000 to Robert Legg on a zero interest note

NOTE 6 –CONVERTIBLE NOTES PAYABLE

In the Company’s ongoing efforts to raise money for acquisitions and operations the Company has received $28,300 in cash and has issued Convertible Notes Payable in like amount. In accordance with PCAOB standards these notes are considered to be a derivative instrument and accordingly have had a conversion expense recorded on the books of the Company of $28,300. This expense was determined using the Black-Scholes valuation model.

NOTE 7 – DEPOSITS AGAINST PURCHASE OF BUSINESSES

As at March 31, 2016 the Company has made payment of stock for the control shares of RL Consulting, Inc. to the owners/stockholders.

NOTE 8 - SUBSEQUENT EVENTS

The Company has investigated and determined that there are no substantive events that have occurred since the end of this reporting period and the date of the filing of theses financial statements.

A Colorado Corporation

Disclosure Statement for Period End March 31, 2018

Information Provided Pursuant to
Rule 15c2-11 of the Securities and
Exchange Act of 1934, as Amended

SOCIAL DETENTION, INC.,

1)	Name of the issuer and its predecessors (if any)

SOCIAL DETENTION, INC.

2)	Address of the issuer’s principal executive offices

Company Headquarters
Address 1: 3000F Danville Blvd. Suite 145
Address 2: Alamo, CA 94507
Address 3 Phone:
Email: blegg@sodetention.com
Website(s): www.sodetention.com

3)	Security Information

Additional class of securities:
Trading Symbol: SODE
Exact title and class of securities outstanding:CS1 COMMON
CUSIP: 164119109
Par or Stated Value: 0.0001
Total shares authorized: 500,000,000	as of: March 31, 2018
Total shares outstanding: 183,753,333	as of: March 31, 2018

Additional class of securities:

Exact title and class of securities outstanding: Series A Convertible Preferred
NO CUSIP
Par or Stated Value: 0.0001
Total shares authorized: 1 ,000,000	as of: March 31, 2018
Total shares outstanding: 1,000,000	as of: March 31, 2018

Additional class of securities:

Exact title and class of securities outstanding: Series B Convertible Preferred
NO CUSIP
Par or Stated Value: 0.0001
Total shares authorized: 11,000,000	as of: March 31, 2018
Total shares outstanding: 10,990,000	as of: March 31, 2018

We are authorized to issue 25,000,000 preferred stock, par value $0.0001. We currently have two series of Preferred stock outstanding, Our Series A convertible Preferred and Series B Convertible Preferred.

On April 25, 2015, our Board of Directors approved the designation of 1,000,000 preferred shares of Series A Convertible Preferred Stock , par value $0.0001, and the designation of 11,000,000 preferred shares of Series B Convertible Preferred Stock. The rights of both classes of stock is outlined below.

The Following is a summary of the rights and preferences:

Dividends. The Series A and Series B Convertible Preferred Stock are not entitled to receive dividends

Liquidation Preference. The holders of each share of Series A and Series B Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock or subsequent series of preferred stock, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A and Series B Convertible Preferred Stock

Conversion Ratio. Each share of Series A and Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after issuance of such share into 1,000 shares of common stock.

Voting Rights. Each share of Series A Convertible Preferred Stock shall be entitled to 1,000 votes on any matter brought before our common stockholders. Each share of Series B Convertible Preferred Stock shall be entitled to 1 vote on any matter brought before our common stockholders.

Redemption. The Series A and Series B Convertible Preferred Stock is not redeemable.

Protective Measures. We may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock: (i) effect a sale of all or substantially all of our assets or which results in the holders of our capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the our capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Corporation’s common stock.

As of the end of our fiscal period ending March 31, 2018, we had 1,000,000 of our Series A Convertible Preferred Stock issued and outstanding. As of the end of March 31, 2018 we had 11,000,000 of our Series B Convertible Preferred Stock issued and outstanding.

Transfer Agent
Name: Pacific Stock Transfer
Address 1: 6425 Via Austi Pkwy, Suite 300
Address 2: Las Vegas, NV 89119
Address 3:
Phone: 702.361.3033
Is the Transfer Agent registered under the Exchange Act?*	Yes: [X] No: [ ].

List any restrictions on the transfer of security:

Of our outstanding shares of common stock, 161,448,400 bear a restricted legend substantially in the following form “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold or transferred without registration under said Act or an exemption therefrom”.

There have been NO trading suspension orders issued by the SEC in the past 12 months.

We have had no stock splits, dividends, or spin-offs in the past 12 months,

4)	Issuance History

List below any events, in chronological order, that resulted in changes in total shares outstanding by the issuer in the past two fiscal years and any interim period. The list shall include all offerings of equity securities, including debt convertible into equity securities, whether private or public, and all shares or any other securities or options to acquire such securities issued for services, describing (1) the securities, (2) the persons or entities to whom such securities were issued and (3) the services provided by such persons or entities. The list shall indicate:

A.	The nature of each offering (e.g., Securities Act Rule 504, intrastate, etc.);

None issued in last 2 years,

B.	Any jurisdictions where the offering was registered or qualified;

None

C.	The number of shares offered;

N/A

D.	The number of shares sold;

None

E.	The price at which the shares were offered, and the amount actually paid to the issuer;

N/A

F.	The trading status of the shares; and

N/A

G.

Whether the certificates or other documents that evidence the shares contain a legend (1) stating that the shares have not been registered under the Securities Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Securities Act.

N/A

5)	Financial Statements

Financials are attached to this document.

6)	Describe the Issuer’s Business, Products and Services

A.	Business operations:

Social Detention is in the business of building infrastructure. With its acquisition of RL Consulting, it has a long history of successful contract awards, and has launched a program whereby it intends to grow through acquisition in the coming fiscal year. The president, Mr Robert Legg has been able to build these companies in the past a from startup to companies that generate over $15M in annual revenues. He intends to build a network of small providers into a large network that will both be able to provide synergistic support to the other parties, by means of production capabilities, financing and other relationships. To the bigger benefit of shared contracts. The goal in the next year is to acquire 3-5 smaller entities that are generating between $1-5M in revenue an year today, and to be able to secure over $15M in contracts for each in the coming 12 months.

The company intends to grow through acquisitions. It has plans to expand in the coming years by acquiring strategically placed companies in the industry.

B.	Date and State (or Jurisdiction) of Incorporation:

We were incorporated on May 20, 2015

C.	the issuer’s primary and secondary SIC Codes;

6719 – Holding companies, misc

D.	the issuer’s fiscal year end date;

12- 31

E.	principal products or services, and their markets;

The construction of infrastructure and security buildings, roadways, rail lines, etc.

7)	Describe the Issuer’s Facilities

Our executive offices are located at 3000F Danville Blvd, Alamo CA 94507. This office space is leased on a month- to-month basis.

8)	Officers, Directors, and Control Persons

A.	Names of Officers, Directors, and Control Persons.

Name/Address	Title .

Robert Legg	President, CEO, Director
3000F Danville Blvd Suite 145
Alamo, CA 94507

B.	Legal/Disciplinary History.

1.	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None.

2.

The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None.

3.

A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None.

4.

The entry of an order by a self-regulatory organization that permanently or temporarily barred suspended or otherwise limited such person’s involvement in any type of business or securities activities.

None.

A.	Beneficial Shareholders. The following are the beneficial owners having greater than 10%of any class of stock.

Common Stock/Preferred Stock
Title Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Robert Legg Room 302 No 14 Alley 555 Wen XI Rd ZHA Bei Qu, 200435 Shanghai	100,000,000	59.8%
Common Stock	Hui Chen Room 302 No 14 Alley 555 Wen XI Rd ZHA Bei Qu, 200435 Shanghai	53,138,400	31.8%
Series A Convertible Preferred	Robert Legg 3000W Danville Blvd Alamo, CA 94507	1,000,000 (1)	100%
Series B Convertible Preferred	Robert Legg 3000W Danville Blvd Alamo, CA 94507	10,000,000	90.9%
(1) 1,000,000 total Series A Convertible Preferred authorized and Issued convertible equate to Robert Legg having over 1,000,000,000 votes

9)	Third Party Providers

Legal Counsel
Name:	Benjamin L. Bunker
Firm:	The Bunker Law Group, PPLC.
Address 1:	3753 Howard Hughes Pkwy Suite 200
Address 2:	Las Vegas, NV 89169
Phone:	(702) 784-5990
Email:	benbunker@bunkerlawgroup.com

10)	Issuer Certification

I, Robert Legg certify that:

1. I have reviewed this Annual Disclosure Statement of Social Detention, Inc.;

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

March 31, 2018

/s/ Robert Legg

Chief Executive Officer and Chief Financial Officer

SOCIAL DETENTION, INC.

PERIOD END REPORT
FOR THE PERIOD ENDED
DECEMBER 31, 2017

FINANCIAL STATEMENTS

Social Detention, Inc.
(SOCIAL DETENTION)
3000 F Danville Blvd, Suite 145
Alamo, CA 94507

SOCIAL DETENTION UNAUDITED BALANCE
SHEET & FINANCIAL STATEMENTS

Issuer’s most recent Pro Forma Balance Sheet & Financial Statements for the
period ended December 31, 2017

Social Detention , Inc.
Pro Forma Balance Sheets
(Unaudited subject to change)

	December 31,	December 31,
	2017	2016

ASSETS

Current assets
Cash in bank	$30,953	$281
Accounts receivable	109,000	97,981
Total Current assets	139,953	98,262

Other assets
Long term investment	28,300	28,300
Total other assets	28,300	28,300

Total Assets	$168,253	$126,562

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$7,875	$-
Advances payable	-	-
Note payable - related party	12,000	-
Notes payable	28,300	28,300
Total current liabilities	48,175	28,300

Stockholders' Deficit
Preferred stock, 25,000,000 shares authorized with $0.001 par value. No Preferred shares issued or outstanding	-	-
Common stock, 300,000,000 shares with $0.001 par value. 167,200,000 issued outstanding at each period respectively	183,753	167,200
Additional paid in capital	-	99,433
Consolidation accounting	(272,522)	28,581
Accumulated deficit	237,952	(196,952)
	-
Total Stockholders' Deficit	149,183	98,262

Total Liabilities and Stockholders' Deficit	$197,358	$126,562

The accompanying notes are an integral part of these financial statements .

Social Detention , Inc.
Pro Forma Statements of Operations
(Unaudited subject to change)

	Period Ended	Year Ended
	December 31,	December 31,

	2017	2016

REVENUE
Income	$680,000	$207,000
Cost of revenues
GROSS PROFIT	680,000	207,000

Operating Expenses:
Advertising	1,580	1,600
Automobile	17,800	17,880
Contracted Services	172,200	12,000
Depreciation Expense	9,028	9,028
Goodwill impairment	23,917	23,917
Insurance Expense	26,100	20,800
Materials	145,533	-
Office Supplies	5,400	4,800
Rental Equipment	22,800	-
Total Interest Fees	5,542	5,542
Travel	12,600	12,000
Subcontractors	-	-
General and administrative	-	-
Total operating expenses	442,500	107,567

Income (loss) from operations	$237,500	$99,433

Other income (expense)
Interest expense	-	-
Other income (expense) net	-	-

Net income (loss)	$237,500	$99,433

Net income (loss) per share (Basic and fully diluted)	$0.0013	$0.0006

Weighted average number of common shares outstanding	183,753,333	167,200,000

The accompanying notes are an integral part of these financial statements .

Social Detention , Inc.
Pro Forma Condensed Statement of Cash Flows
(Unaudited subject to change)

	For Year ended	For Year ended
	December 31,	December 31,

	2017	2016
Cash Flows From Operating Activities
Net Income ( Loss)	$237,400	$99,433

Amortization and Impairment
Depreciation
Activities	$237,400	$99,433

Accounts Payable	7,875	-
Accounts Receivable	(11,476)	(97,524)
Accruded Interest	-	-
Other Accrued Expenses	-	-
Changes in Operating Assets and Liabilities	$(3,601)	$(97,524)

Net Cash Used by Operating Activities	$233,799	$1,909

Paid in Capital	16,553	-
Consolidated Accounting	(272,522)	-
Exstingishment of Debt/Conversion of Notes Payable	12,000	-
Shares Issued for Cash	52,666	-
Cash Flows from Financing Activities	(191,303)	-

Net Increase /( Decrease) in Cash	42,496	1,909
Cash Beginning of Period	457	(1,452)
Cash, End of Period	$42,953	$457

The accompanying notes are an integral part of these condensed financial statements

Social Detention , Inc.
Condensed Consolidated Statement of Changes in Stockholders ' Deficit
(Unaudited subject to change)

	Common Stock
		Amount	Paid in	Consolidation	Accumulated	Stockholders'
					Equity	Equity
	Shares	($0.001 Par)	Capital	Accounting	(Deficit)	(Deficit)

Balances - December 31, 2016	167,200,000	$167,200	$99,433	$28,581	$(196,952)	$98,262
	16,553,333	$16,553

				$(301,103)	$434,352	$33,816

Balances - December 31, 2017	183,753,333	$183,753	$99,433	$(272,522)	$237,400	$132,078

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Organization and History

Social Detention, Inc. (the "Company” or “Social Detention”) was incorporated in the State of Colorado on May 20, 2015.

On May 31, 2015 Chenghui Realty Holding Company, Colorado. merged with Chenghui Realty Holding Company of Nevada, with the Colorado entity being the surviving entity. The surviving entity was then renamed Social Detention, Inc..

On September 26, 2016, Social Detention, Inc., a Delaware corporation, acquired an ownership interest in Social Detention, Inc., a Colorado Corporation and its assets which in turn had acquired total interest in RL Consulting, a company that was closely held. Social Detention, Inc., of Colorado will be the surviving entity.

The Company is a Colorado corporation organized for the purpose of engaging in any lawful business. The Company’s acquisition of RL Consulting gives it a basis of operations in the security infrastructure and any other related business activities as of the date of these financial statements. It currently trades on the Pink Sheet under the symbol “SODE”. The Company's fiscal period end is December 31st.

The financial statements include the Company and its wholly owned subsidiaries; all significant inter- company balances and transactions are eliminated.

Mergers And Acquisitions

On November 23, 2016, the company acquired RL Consulting..

Management, Operations and Risk

Social Detention is in the business of building infrastructure. With its acquisition of RL Consulting, it has a long history of successful contract awards, and has launched a program whereby it intends to grow through acquisition in the coming fiscal year. The president, Mr Robert Legg has been able to build these companies in the past a from startup to companies that generate over $15M in annual revenues. He intends to build a network of small providers into a large network that will both be able to provide synergistic support to the other parties, by means of production capabilities, financing and other relationships. To the bigger benefit of shared contracts. The goal in the next year is to acquire 3-5 smaller entities that are generating between $1-5M in revenue an year today, and to be able to secure over $15M in contracts for each in the coming 12 months.

Authorized Common Stock

As of December 31, 2017, Social Detention had an authorized common stock capital of 200,000,000 shares with a par value of $.001. Authorized preferred stands at 25,000,000 shares with a par value of $.001. These numbers remain unchanged as of the date of this filing and the Company has no current plans for any increase thereof.

Issued and Outstanding Common Stock

As of December 31, 2017, Social Detention had a total of 183,753,333 Common Shares outstanding.

On November 24, 2016, the Company issued 100,000,000 Common Shares in exchange for $10,000 accrued debts owed to Robert Legg and controlling interest in RL Consulting.

The Company has not entered into any agreement to promote its stock nor has it authorized any third party to conduct any type of promotion on its behalf.

Authorized and Issued and Outstanding Preferred Stock

As of December 31, 2017, Social Detention had authorized 1,000,000 Class A Preferred Shares of which 1,000,000 are outstanding.

Transfer Agent

During the quarter ended December 31, 2017, the Company’s transfer agent, Pacific Stock Transfer, and the Company have reconciled the transfer agent records with the records of the Company and those of the State of Colorado.

Additional Organizational Items

None

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties and all highly liquid investments with an original maturity of three months or less as cash equivalents.

Revenue recognition

The Company has realized minimal revenues from operations. The Company recognizes revenues when the sale and/or distribution of products is complete, risk of loss and title to the products have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by the customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. The incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common share during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

The Company maintains a valuation allowance with respect to deferred tax asset. Social Detention establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change estimate.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of FASB Accounting Standards Codification for its long-lived assets. The Company’s long –lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

The company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the assets expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review; (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner of use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and D7losure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of Financial Instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Long Lived Assets

In accordance with ASC 350 the Company regularly reviews the carrying value of intangible and other long lived assets for the existence of facts or circumstances both internally and externally that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long lived asset exceeds its fair value.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Recent pronouncements

Management has evaluated accounting standards and interpretations issued but not yet effective as of December 31, 2016, and does not expect such pronouncements to have a material impact on the Company’s financial position, operations, or cash flows.

NOTE 3 – STOCKHOLDER’S DEFICIT

The total number of common shares authorized that may be issued by the Company is 300,000,000 shares with a par value of $0.001 per share. The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share. As at December 31, 2017 there are Two million preferred shares had been issued.

As at December 31, 2017 the total number of common shares outstanding was 167,200,000. The Company has an ongoing program of private placements to raise funds to support the operations.

NOTE 4 – GOING CONCERN

Even though these financial statements are not audited it is management’s opinion that an auditor would express a “going concern” statement. The Company has an accumulated deficit of $196,952 and is solely reliant on raising money for operations by seeking loans and selling its common stock. Based on this there can be no assurances that the Company will be successful in these fund-raising activities.

NOTE 5 – RELATED PARTY NOTE

As at December 31, 2017 the Company owes $12,000 to Robert Legg on a zero interest note

NOTE 6 –CONVERTIBLE NOTES PAYABLE

In the Company’s ongoing efforts to raise money for acquisitions and operations the Company has received $28,300 in cash and has issued Convertible Notes Payable in like amount. In accordance with PCAOB standards these notes are considered to be a derivative instrument and accordingly have had a conversion expense recorded on the books of the Company of $28,300. This expense was determined using the Black-Scholes valuation model.

NOTE 7 – DEPOSITS AGAINST PURCHASE OF BUSINESSES

As at December 31, 2016 the Company has made payment of stock for the control shares of RL Consulting, Inc. to the owners/stockholders.

NOTE 8 - SUBSEQUENT EVENTS

The Company has investigated and determined that there are no substantive events that have occurred since the end of this reporting period and the date of the filing of theses financial statements.

SOCIAL DETENTION, INC.

YEAR END REPORT FOR
THE PERIOD ENDED
DECEMBER 31, 2016

FINANCIAL STATEMENTS

Social Detention, Inc.
(SOCIAL DETENTION)
3000 F Danville Blvd, Suite 145
Alamo, CA 94507

SOCIAL DETENTION UNAUDITED BALANCE
SHEET & FINANCIAL STATEMENTS

Issuer’s most recent Pro Forma Balance Sheet & Financial Statements for the
period ended December 31, 2016

Social Detention , Inc.
Pro Forma Balance Sheets
(Unaudited subject to change)

	December 31,	December 31,
	2016	2015

ASSETS

Current assets
Cash in bank	$281	$336
Accounts receivable	97,981	(1,452)
Total Current assets	98,262	(1,116)

Other assets
Long term investment	28,300	28,300
Total other assets	28,300	28,300

Total Assets	$126,562	$27,184

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$-	$-
Advances payable	-	-
Note payable - related party	-	-
Notes payable	28,300	28,300
Total current liabilities	28,300	28,300

Stockholders' Deficit
Preferred stock, 25,000,000 shares authorized with $0.001 par value. No Preferred shares issued or outstanding	-	-
Common stock, 300,000,000 shares with $0.001 par value. 167,200,000 issued outstanding at each period respectively	167,200	67,200
Additional paid in capital	99,433	933
Consolidation accounting	28,581	28,636
Accumulated deficit	(196,952)	(97,885)
Total Stockholders' Deficit	98,262	(1,116)

Total Liabilities and Stockholders' Deficit	$126,562	$27,184

The accompanying notes are an integral part of these financial statements .

Social Detention , Inc.
Pro Forma Statements of Operations
(Unaudited subject to change)

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015

REVENUE
Income	$207,000	$107,500
Cost of revenues
GROSS PROFIT	207,000	107,500

Operating Expenses:
Advertising	1,600	1,600
Automobile	17,880	2,500
Commissions	12,000	12,000
Deprecation Expense	9,028	9,028
Goodwill impairment	23,917	23,917
Legal	20,800	20,800
Meals and Entertainment	-	-
Office Supplies	4,800	4,800
Rent	-	15,380
Total Interest	5,542	5,542
Travel	12,000	11,000
Utilities	-	-
General and administrative	-	-
Total operating expenses	107,567	106,567

Income (loss) from operations	$99,433	$933

Other income (expense)
Interest expense	-	-
Other income (expense) net	-	-

Net income (loss)	$99,433	$933

Net income (loss) per share
(Basic and fully diluted)	$0.0006	$0.0000

Weighted average number of common shares outstanding	167,200,000	67,200,000

The accompanying notes are an integral part of these financial statements .

Social Detention , Inc.
Pro Forma Condensed Statement of Cash Flows
(Unaudited subject to change)

	For Year ended	For Year ended
	December 31,	December 31,
	2016	2015
Cash Flows From Operating Activities
Net Income ( Loss)	$99,433	$933

Amortization and Impairment	13,641	12,564
Depreciation	(9,028)	(9,028)
Activities	$104,046	$4,469

Accounts Payable	-	-
Accounts Receivable	-	-
Accruded Interest	-	-
Other Accrued Expenses	-	-
Changes in Operating Assets and Liabilities	$-	$-

Net Cash Used by Operating Activities	$104,046	$4,469

Paid in Capital	-	-
Net Proceeds from (Reductions of) Notes Payable	-	-
Exstingishment of Debt/Conversion of Notes Payable	-	-
Shares Issued for Cash	-	-
Cash Flows from Financing Activities	-	-

Net Increase /( Decrease) in Cash	104,046	4,469
Cash Beginning of Period	336	1,069
Cash, End of Period	$104,382	$5,538

The accompanying notes are an integral part of these condensed financial statements

Social Detention , Inc.
Condensed Consolidated Statement of Changes in Stockholders ' Deficit
(Unaudited subject to change)

	Common Stock
		Amount	Paid in	Consolidation	Accumulated	Stockholders'
					Equity	Equity
	Shares	($0.001 Par)	Capital	Accounting	(Deficit)	(Deficit)

Balances - December 31, 2015	67,200,000	$67,200	$99,433	$28,581	$(196,952)	$98,262
New Shares Issuance	100,000,000	$100,000

Balances - December 31, 2016	167,200,000	$167,200	$99,433	$28,581	$(196,952)	$98,262

The accompanying notes are an integrgal part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Organization and History

Social Detention, Inc. (the "Company” or “Social Detention”) was incorporated in the State of Colorado on May 20, 2015.

On May 31, 2015 Chenghui Realty Holding Company, Colorado. merged with Chenghui Realty Holding Company of Nevada, with the Colorado entity being the surviving entity. The surviving entity was then renamed Social Detention, Inc..

On June 26, 2016, Social Detention, Inc., a Delaware corporation, acquired an ownership interest in Social Detention, Inc., a Colorado Corporation and its assets which in turn had acquired total interest in RL Consulting, a company that was closely held. Social Detention, Inc., of Colorado will be the surviving entity.

The Company is a Colorado corporation organized for the purpose of engaging in any lawful business. The Company’s acquisition of RL Consulting gives it a basis of operations in the security infrastructure and any other related business activities as of the date of these financial statements. It currently trades on the Pink Sheet under the symbol “SODE”. The Company's fiscal year end is December 31st.

The financial statements include the Company and its wholly owned subsidiaries; all significant inter- company balances and transactions are eliminated.

Mergers And Acquisitions

On November 23, 2016, the company acquired RL Consulting

Management, Operations and Risk

The primary focus of Social Detention during fiscal year 2016 was to restructure the Company’s balance sheet and capital structure while continuing the acquisition of the and development of the divisions described above.

On November 23, 2016, The board convened and voted to approve the changes proposed by Robert Legg, which included the share restructure and acquisition of RL Consulting.

On December 14, 2016, the board and majority shareholders approved of a name change and symbol change and it was filed and approved by FINRA and became effective on November 12, 2016.

All of the aforementioned activities involve complex business and financial transactions and there can be no guarantee that the Company will be able to successfully develop its business plan nor complete any or all of the transactions necessary for successful growth.

Volatile market conditions and the ongoing uncertainty of the global economic outlook could stymie any potential growth the Company plans on achieving at any time and increase the pressure on an already strained corporate financial structure. In order to continue the development of its two divisions, the Company must be successful in acquiring the necessary funding it is seeking. The inability to do so will result in the Company experiencing serious delays in implementing its business plan. Any or all of the above uncertainties could have a material adverse effect on the Company. Critical to success will be the ability to attract a strong management team at both the parent company and the divisional levels. As acquisition and financial transactions, even at a basic level, become more complex, the financial and managerial experience of the Company’s management team will play a major role in the success or failure of the Company.

Authorized Common Stock

As of December 31, 2016, Social Detention had an authorized common stock capital of 200,000,000 shares with a par value of $.001. Authorized preferred stands at 25,000,000 shares with a par value of $.001. These numbers remain unchanged as of the date of this filing and the Company has no current plans for any increase thereof.

Issued and Outstanding Common Stock

As of December 31, 2016, Social Detention had a total of 167,200,000 Common Shares outstanding.

On November 24, 2016, the Company issued 100,000,000 Common Shares in exchange for $10,000 accrued debts owed to Robert Legg and controlling interest in RL Consulting.

No other Common Shares were issued during 2016.

The Company has not entered into any agreement to promote its stock nor has it authorized any third party to conduct any type of promotion on its behalf.

Authorized and Issued and Outstanding Preferred Stock

As of June 24, 2016, Social Detention had authorized 1,000,000 Class A Preferred Shares of which 1,000,000 are outstanding.

Transfer Agent

During the quarter ended December 31, 2016, the Company’s transfer agent, Pacific Stock Transfer, and the Company have reconciled the transfer agent records with the records of the Company and those of the State of Colorado.

Additional Organizational Items

None

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties and all highly liquid investments with an original maturity of three months or less as cash equivalents.

Revenue recognition

The Company has realized minimal revenues from operations. The Company recognizes revenues when the sale and/or distribution of products is complete, risk of loss and title to the products have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by the customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. The incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common share during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

The Company maintains a valuation allowance with respect to deferred tax asset. Social Detention establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change estimate.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of FASB Accounting Standards Codification for its long-lived assets. The Company’s long –lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

The company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the assets expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review; (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner of use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and D7losure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of Financial Instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Long Lived Assets

In accordance with ASC 350 the Company regularly reviews the carrying value of intangible and other long lived assets for the existence of facts or circumstances both internally and externally that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long lived asset exceeds its fair value.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Recent pronouncements

Management has evaluated accounting standards and interpretations issued but not yet effective as of March 31, 2016, and does not expect such pronouncements to have a material impact on the Company’s financial position, operations, or cash flows.

NOTE 3 – STOCKHOLDER’S DEFICIT

The total number of common shares authorized that may be issued by the Company is 300,000,000 shares with a par value of $0.001 per share. The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share. As at December 31, 2016 there are Two million preferred shares had been issued.

As at December 31, 2016 the total number of common shares outstanding was 167,200,000. The Company has an ongoing program of private placements to raise funds to support the operations.

NOTE 4 – GOING CONCERN

Even though these financial statements are not audited it is management’s opinion that an auditor would express a “going concern” statement. The Company has an accumulated deficit of $196,952 and is solely reliant on raising money for operations by seeking loans and selling its common stock. Based on this there can be no assurances that the Company will be successful in these fund-raising activities.

NOTE 5 – RELATED PARTY RECEIVABLE

As at December 31, 2016 the Company no related party receivables.

NOTE 6 –CONVERTIBLE NOTES PAYABLE

In the Company’s ongoing efforts to raise money for acquisitions and operations the Company has received $28,300 in cash and has issued Convertible Notes Payable in like amount. The terms of these notes are (1) they bear an interest rate of 10% compounded annually until conversion or repayment; (2) there are $24,700 face value of Notes that are convertible at the rate of $0.01 per share and $9,600 that are convertible at the rate of $0.03 per share. All references to conversion are to the common stock of the Company. In accordance with PCAOB standards these notes are considered to be a derivative instrument and accordingly have had a conversion expense recorded on the books of the Company of $28,300. This expense was determined using the Black-Scholes valuation model.

NOTE 7 – DEPOSITS AGAINST PURCHASE OF BUSINESSES

As at September 30, 2016 the Company has made payment of stock for the control shares of RL Consulting, Inc. to the owners/stockholders.

NOTE 8 - SUBSEQUENT EVENTS

The Company has investigated and determined that there are no substantive events that have occurred since the end of this reporting period and the date of the filing of theses financial statements.

PART III:

EXHIBITS

ARTICLES OF INCORPORATION
FOR
SOCIAL DETENTION, INC.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SOCIAL DETENTION, INC.

ARTICLE I

The name of the corporation shall be SOCIAL DETENTION, INC.. (the "Corporation").

ARTICLE II

The period of its duration shall be perpetual.

ARTICLE III

The Corporation is organized of conducting any lawful business for which a corporation may be organized under the law of the State of Colorado.

ARTICLE IV

The aggregate number of shares that the Corporation will have authority to issue is Five Hundred Million (500,000,000) with Twenty Five Million (25,000,000) shares of Preferred Stock, with par value $ 0.0001, and the balance Four Hundred Seventy Five Million (475,000,000) in Common Stock, with a par value of $ 0.0001 per share. Shares of any stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Colorado Revised Statues, to:

(i.) Designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class.

(ii.) Create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that series.

(iii.) Alter or revoke the powers, preferences limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.

(iv.) Increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series: provided that, the number may not be decreased below the number of shares of the series then outstanding or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(v.) Determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, payment of dividends on shares of that class of shares or series of shares;

(vi.) Determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if, so, the terms of such voting:

(vii.) Determine whether or not these shares of that class of shares or series of shares will have conversion privileges and, if, so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii.) Determine whether or not these shares of that class of shares or series of shares will be redeemable and, if, so, the terms and conditions of such redemption, including the date or date upon or after which they were redeemable , and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix.) Determine whether or not these shares of that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if, so, the terms and amount of such sinking fund;

(x.) determine the rights of the shares of that class of shares of series of shares in the event of voluntary liquidation, dissolution or dining up of the Corporation and the relative rights of priority, if any , of payment of shares of that class of shares or series of shares; and

(xi.) determine any other relative rights, preference and limitation of that class of shares or series of shares,

The allocation between the classes, or among the series or each class, or unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution shall be as designated by the Board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary of in the corporations bylaws or in any amendment hereto shall be vested in the common stock. accordingly, unless and until otherwise designated by the board of directors of the Corporation and subject to any superior rights as so designated the Common stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution./

ARTICLE V

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors. The number of Directors of the Corporation shall be fixed by its Bylaws.

ARTICLE VI

The corporation shall indemnify any person against expenses, including without limitation attorney's fees, judgments, fines and amounts paid in settlement, actual and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving as the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in all circumstance in which and to the extent that such indemnification is permitted and provided for the laws of the State of Colorado then in effect.

ARTICLE VII

To the fullest extent permitted by Section 7 of the Colorado Business Corporations Act as the same exists of may hereafter be amended, and officer or director of the Corporation shall not be personally liable to the Corporation of its stockholders for monetary damages.

ARTICLE VIII

The Corporation expressly elects not to be governed by or be subject to the provision of section 7-111-101 through 7-113-150 of the Colorado Revised Statutes of any similar or succor statutes adopted by any state which may be deemed to apply the corporation from time to time.

SIGNATURE

The undersigned herby certifies on behalf of Social Detention, Inc., a corporation duly organized and existing under the laws of the State of Colorado, (the "Corporation") that:

1. The undersigned is the President and Secretary, respectively, of the Corporation.

2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by a majority vote of the Board of Directors.

3. The foregoing Amended and Restated Article of Incorporation has been duly approved by the required vote of the shareholders in accordance with Colorado Corporations Code.

I further declare under penalty of perjury under the laws of the State of Colorado that the matters set forth in this certificate are true and correct to our knowledge.

CORPORATE BY-LAWS
FOR
SOCIAL DETENTION, INC.

SOCIAL DETENTION, INC.
Corporation By-Laws

Section 1. **Purposes:** The Corporation may conduct any lawful business.

Section 2. **Board of Directors:** The management of the property and affairs of this Corporation shall be vested in its Board of Directors, herein referred to as the Board.

Section 3. **Composition of the Board:**

A. Membership

The Board shall be composed of the Officers of the Corporation and a Director who shall serve as Chairperson of the Board.

B. Term and Election

The Director and Officers shall be elected by the Stockholders of the Corporation in an election conducted by the Secretary. The Director and Officers shall serve annual terms automatically renewed unless an election is called.

C. Resignation and Removal

The Director and Officers may resign at any time effective upon written notice to the Director or Secretary. Any Director or Officer may be removed for any reason.

Section 4. **Meetings of the Board:**

A. Annual Meeting

The Board shall hold an annual meeting. During the annual meeting, the Board shall conduct all business as permitted in the By-Laws.

B. Special Meetings

A Special Meeting of the Board may be called by the Director or any Officer. Notice of a Special Meeting shall provide at least forty-eight (48) hours' notice to the Director and Officers together with a description of the business to be addressed at the Special Meeting.

C. Notice

The Secretary shall confirm` and/or cause notice of each Meeting to be given to each Director and Officer and shall send a copy to the Corporation's General Counsel.

1

D. Conduct of Meetings

Meetings of the Board shall be conducted in a courteous, respectful and professional manner. The Director and Officers shall freely express questions, opinions, and concerns.

E. Quorum

When there are two (2) or more members of the Board, a majority of the Board must be present to hold a Board Meeting.

If Notice has been properly and timely given pursuant to Section 4 (C), and a Board member fails to attend the Board Meeting, then a second meeting may be Noticed to address the same exact business issues. If the same Board member fails to attend the second meeting, then a single Board member shall constitute a quorum sufficient to hold a Board Meeting.

F. Vote Required to Adopt

Except as set forth in Section 13, a majority vote by the Board Members shall be necessary to carry any motion.

Section 5. Meetings of the Stockholders:

A. Purpose

A Stockholder Meeting may be held for any purpose.

B. Notice

Any Stockholder may call a Stockholder Meeting by giving at least forty-eight (48) days' notice to each Stockholder together with a description of the business to be addressed at the Stockholder Meeting.

C. Voting and Proxy Voting

Each Share of stock in the Corporation shall have one (1) vote or as designated by the certificate of designation of the series of stock held by the Stockholder. Stockholders may vote their Shares directly or via proxy, duly given in writing and filed with the Secretary of this Corporation prior to the commencement of the Meeting.

D. Quorum

Holders of Shares owning at least a majority in the voting rights aof the issued and outstanding Shares of stock in the Corporation must be present in person or by proxy in order to hold any Stockholder Meeting.

E. Vote Required to Adopt

Except as set forth in Section 13, a majority vote by the Stockholders

2

present shall carry any motion.

Section 6. **Notice:** To the extent that notice is required or implied by any provision of these By-Laws, notice shall be given by sending notice to the email address on file with the Secretary of the Corporation. Each Stockholder understands the need to keep a current email address on file and to give written notice of all changes in the email address to the Secretary of the Corporation. Notice shall be deemed given and received as of the date the notice is sent via email.

Section 7. **Power and Duties of the Board:** The Board shall have the following powers and duties in addition to those set forth in Chapter 78 of the Nevada Revised Statutes or other applicable law:

A. Policy
The Board shall control the property and personnel of the Corporation. The Board shall determine the manner and method of conducting the business and affairs of the Corporation.

B. Budget
The President and Treasurer shall prepare and provide a budget for the Corporation and shall supervise the expenditure of funds. The proposed budget shall be presented by the President and Treasurer to the Board at each Annual Meeting. The budget shall be subject to revision at that time and ratification by the Board.

C. Annual Statement
The President shall prepare and provide a Statement of Affairs for the Corporation. The Statement of Affairs shall be presented by the President to the Board at each Annual Meeting. The statement shall be subject to revision at that time and ratification by the Board.

D. Distributions
The Board may approve a distribution of funds to each Stockholder in a pro-rata amount for each share of Stock held in the Corporation.

E. Compensation
The Director and Officers may receive reasonable compensation for their services, except that they shall be entitled to and reimbursed for expenses incurred on behalf of the Corporation upon presentation of adequate proof of such expenditure.

Section 8. **Duties of the Board Members**

- Director: The duties of the Director shall be:
  1. General oversight of the business and affairs of the Board; and

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2. Preside at all meetings of the Board and the Stockholders;

- President: The duties of the Director shall be:
  1. Appoint committees and delegate assignments; and
  2. Serve as the Corporate representative on all business matters.

- Secretary: The duties of the Secretary shall be:
  - Keep minutes of all meetings of the Board and Stockholders;
  - Keep a record of all elections at meetings of the Board and Stockholders;
  - See that all notices are duly given as set forth in these By-Laws; Maintain a register of the shares of stock issued by the Corporation;
  5. Serve as custodian of all records of this Corporation except those required by other Officers and committee chairpersons pursuant to their duties.

- Treasurer: The duties of the Treasurer shall be:
  1. Collect funds owing to this Corporation and supervise the disbursement of funds of this Corporation;
  2. Prepare and present to the Director and Officers an annual Budget and report of income and expenditures, accounting for all funds collected and disbursed;

Section 9 **Contracts:** The Board may authorize any Officer or agent of the Corporation to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 10 **Loans:** No loan shall be taken by the Corporation unless specifically authorized by a resolution of the Board.

Section 11 **Inspection of Records:** The Budget, Minutes, and other administrative and operational records of the Corporation shall be open to inspection upon written demand by the Director, any Officer, and any Stockholder owning more than thirty-five percent (35%) of the Shares of stock in the Corporation. The Board and Stockholders agree that this restriction is reasonable and necessary to protect the trade secrets and other confidential and sensitive information contained within the books and records of the Corporation.

Section 12 **Indemnity:** The Director, Officers, and all agents or employees shall be defended and indemnified by the Corporation against all claims relating to the course and scope of their duty or duties to the Corporation. The Corporation shall have no duty to indemnify or defend the Director, Officers, agents, or employees from claims of gross negligence, criminal negligence, intentional misconduct, and/or fraud.

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Section 13 **Super Majority Votes:** Motions on the following issues shall require the vote of at least fifty one percent (51%) of the Stockholders to carry:

- Amending these By-Laws;
- Capital Contributions;
- Removal of the Director or any Officer;
- Issuing New Shares of stock;
- Issuing New Classes of Shares;
- Terminating or rejecting the defense or indemnity of any Director, Officer, agent, or employee; and
- Terminating, Dissolving, or winding down the business affairs of the Corporation or liquidating more than half of the assets and property of the Corporation.

Section 14 **Capital Calls.** The Board may approve a Capital Call for each holder of Shares to contribute an additional pro-rata amount to the Corporation with ten (10) days' notice. Upon the Board's approval of a Capital Call, a Stockholder Meeting shall be held within ten (10) days for the holders of Shares to vote upon confirmation of the Capital Call. If the Capital Call is approved and confirmed at the Stockholder Meeting, then within ten (10) days each Stockholder shall contribute to the Corporation a pro-rata amount per share of Stock.

If any stockholder is unable or unwilling to the capital contribution, then that Stockholder shall forfeit one share for each ten dollars ($10.00) in capital contribution not made. Forfeited shares shall be returned to the Corporation to be held as Treasury shares. Forfeited shares may be redeemed by the Stockholder who forfeited them by paying the contribution plus ten percent (10%) to the Corporation within thirty (30) days of the date the capital contribution was due.

Section 15 **Stock Transfer Restrictions.** IF APPLICABLE, a Stockholder contemplating a sale or transfer of any shares of Stock in the Corporation to any third party shall first provide written Notice of Intent to Sell Stock to the Board and all the other Stockholders which shall include the name of the proposed purchaser and the full terms and conditions of the proposed sale. The other Stockholders shall have thirty (30) days from Notice of Intent To Sell Stock to give written Notice of Intent to Purchase Stock on the same terms and conditions as set forth in the Notice of Intent to Sell Stock.

If no Stockholder gives Notice of Intent to Purchase Stock within thirty (30) days, then the Stockholder may sell as set forth in the Notice of Intent to Sell Stock provided that a majority of the remaining Stockholders approve the sale or transfer to the proposed third-party purchaser.

Any purported sale or transfer of shares of Stock in the Corporation undertaken

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without compliance with all the provisions of Section 15 shall be void and without effect.

Any potential purchaser of shares of Stock in the Corporation Buyer shall be advised of the restrictions imposed by these By-Laws and Nevada law, including but not limited to Chapters 78, 78A, and 90 of the Nevada Revised Statutes.

Section 16 **Definition of Preferences, Privileges, and Rights of Classes of Shares.** The Corporation is authorized to issue Two Hundred Twenty Five million (225,000,000) Shares of Stock. There shall be one class of common stock in the Corporation.

Section 17 **Corporate Identity and Location:** The board shall have the authority to make changes to the company name or identity as it seems fit, including but not limited to name changes, domicile changes and/or symbol changes without seeking consent from the shareholders of the Corporation.

Section 18 **Catch-All-Provision:** If or when the Board desires to take action that is not specifically permitted in these By-Laws, then the authority of the Board shall be construed as broadly as reasonably possible to permit the Board to act in the best interests of the Corporation.

APPROVAL and ACCEPTANCE

The above By-Laws were adopted by the Board as the By-Laws of said Corporation by a unanimous vote of the Stockholders and Board Members for the Corporation.

IN WITNESS WHEREOF, the Director and Officers, and Stockholders of Social Detention, Inc. adopt these By-Laws as of January 1, 2017.

Director and Officer

/s/ Robert Legg .
SOCIAL DETENTION, INC..
Name: Robert Legg
Title: President

Stockholder

/s/ Robert Legg .
Majority Shareholder of Social Detention, Inc.
Name: Robert Legg

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amendment to Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alamo, State of California, on May 31, 2018.

Social Detention, Inc.

By:	/s/ Robert J. Legg II

Robert J. Legg II

President and Chief Executive Officer